Exhibit 99.1

Timothy J. Barberich Joins Verastem Board of Directors

Cambridge, MA — March 11, 2014 — Verastem, Inc. (NASDAQ: VSTM), focused on discovering and developing drugs to treat cancer by the targeted killing of cancer stem cells, today announced the appointment of Timothy J. Barberich to its Board of Directors.

“Tim is an entrepreneur at heart who has become a very successful biopharmaceutical business leader,” said Christoph Westphal, M.D., Ph.D., Verastem Executive Chairman. “As the CEO and Chairman of Sepracor, he has been intimately involved in the development and commercialization of many successful products.  We are very pleased to welcome him to Verastem’s Board.”

Mr. Barberich founded Sepracor, Inc., a publicly-traded, fully integrated research pharmaceutical company, in 1984 and served as CEO and Chairman for more than 20 years.  Under his leadership at Sepracor, revenues grew to more than a billion dollars as the company partnered and commercialized a number of successful products, including Allegra®, Clarinex®, Lunesta® and Xopenex®.  In 2009, Sepracor, now known as Sunovion, was acquired by Dainippon Sumitomo to form one of the largest Japanese-based global pharmaceutical companies.  Prior to founding Sepracor, Mr. Barberich spent 10 years as a senior executive at Millipore Corporation, a major supplier of research tools to the life sciences industry.  He also served on the Board of Trustees of Boston Medical Center and the Pharmaceutical Research and Manufacturers’ Association. Mr. Barberich is a graduate of Kings College and holds a Bachelor of Science degree in Chemistry.

“Tim’s extensive experience in guiding successful biopharmaceutical companies will be invaluable to Verastem as we prepare for future clinical, regulatory and commercial milestones,” said Robert Forrester, Verastem President and Chief Executive Officer. “He has overseen the successful commercial launch of products that have made a profound impact in many patients’ lives.”

About Verastem, Inc.

Verastem, Inc. (NASDAQ: VSTM) is discovering and developing drugs to treat cancer by the targeted killing of cancer stem cells. Cancer stem cells are an underlying cause of tumor recurrence and metastasis. Verastem is developing small molecule inhibitors of signaling pathways that are critical to cancer stem cell survival and proliferation: FAK, PI3K/mTOR and Wnt. For more information, please visit www.verastem.com.

Forward-looking statements:

This press release includes forward-looking statements about the Company’s strategy, future plans and prospects, including statements regarding the development of the Company’s compounds, the timeline for clinical development and regulatory approval of the Company’s compounds, the expected timing for the reporting of data from ongoing trials, and the structure of the Company’s planned or pending clinical trials, and potential indications for clinical development. The words “anticipate,” “appear,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include the risks that the preclinical testing of the Company’s compounds and preliminary data from clinical trials may not be predictive of the results or success of ongoing or later clinical trials, that data may not be available when we expect it to be, that the Company will be unable to successfully complete the clinical development of its compounds, that the development of the Company’s compounds will take longer or cost more than planned, and that the Company’s compounds will not receive regulatory approval or become commercially successful products. Other risks and uncertainties include those identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and in any subsequent SEC filings. The forward-looking statements contained in this presentation reflect the Company’s current views with respect to future events, and the Company does not undertake and specifically disclaims any obligation to update any forward-looking statements.

Contact Verastem, Inc.

Brian Sullivan

617-252-9314

bsullivan@verastem.com